Exhibit 99.1

medix.resources,inc.
Connecting the world of healthcare

News Release

INVESTOR RELATIONS - CONTACTS:
Gary Smith
gsmith@cymedix.com
212/697-2509 - Phone
212/681-9817 - Fax

  MEDIX RESOURCES TO PROVIDE HANDHELD AND WIRELESS DEVICE INTEGRATION FOR
                       WELLPOINT PHARMACY MANAGEMENT

NEW YORK, April 17, 2001 - Medix Resources,  Inc. (AMEX: MXR) and WellPoint
Pharmacy  Management (WPM), today announced that Medix has been selected to provide handheld and wireless device  integrator  services for WPM. In this new capacity,  Medix will manage  technology  integration  initiatives with
handheld   and  wireless   device   solutions   vendors   seeking  to  gain
connectivity  to WPM's  information  systems.  WPM has authorized  Medix to
integrate   WPM  host  systems  and  Medix   technologies,   including  its
connectivity applications and Cymedix Universal interface(R), with solutions from  selected  handheld and wireless  partner  organizations.  The goal of this  initiative  is to create and offer a choice of powerful,  easy-to-use tools that deliver essential clinical  information to physicians and enable administrative simplification.  In addition, WPM and Medix Resources intend to  incorporate  these  integrated  solutions  into  their  joint  national marketing and sales efforts.

WPM believes that physicians  should be able to access  important  clinical and  administrative  information  using a choice of mobile  devices.  WPM's objective  is to create  significant  value  for  physician  partners,  and
health   plans,   by  automating   clinical  and   financial   transactions
originating at the  point-of-care.  Michael A. Nameth,  general  manager of
WellPoint Pharmacy Management,  commented, "We are pleased to announce this new collaboration with Medix Resources. Our longstanding  relationship with
Medix and our direct  role in the  evolution  of its  pharmacy  transaction solutions make Medix uniquely  qualified as our technology  partner in this important strategic initiative."

John R. Prufeta,  Medix  President and CEO,  stated,  "We are delighted and honored to add this new and  important  dimension to our  partnership  with
WellPoint  Pharmacy   Management.   We  believe  that  collaboration  among
insurers and  technology  companies is essential to providing real value to the  physician  community.  That is what drives  physician  acceptance.  We intend to fully leverage our existing connectivity  solutions,  our Cymedix
Universal  Interface(R)technology,  as well as wireless platforms to create tangible  benefits for  physicians,  consumers,  hospitals and managed care organizations.  We anticipate  that this new  dimension to our  partnership will provide Medix and WPM with an exciting new market opportunity."

About WellPoint Pharmacy Management
WellPoint  Pharmacy  Management is the nation's  leading health  plan-owned pharmacy  benefit  management  company  serving more than 29 million lives.
WellPoint  Pharmacy  Management  is the trade  name of  Professional  Claim
Services Inc., a wholly owned  subsidiary of WellPoint Health Networks Inc.
With  complete  pharmacy  benefit  management  services for  employers  and health plans nationwide,  WellPoint Pharmacy  Management's products include
clinical   management   programs,   drug   formulary   management,   claims
processing,  benefit  design  consultation,  pharmacy  network  management,
local  network  contract   development,   manufacturer  discount  programs,
prescription  drug  databases and  utilization  management.  The mail order pharmacy  services  will be provided by  PrecisionRx,  Inc., a wholly owned subsidiary of WellPoint Health Networks Inc.

WellPoint  Health  Networks Inc.  serves the health care needs of more than
7.9 million medical and more than 40 million specialty  members  nationally through  Blue Cross of  California  in  California  and UNICARE  throughout other parts of the country.  WellPoint  offers a broad  spectrum of quality network-based  health  products  including  open access PPO, POS and hybrid products,  HMO and specialty products.  Specialty products include pharmacy benefit management,  dental, utilization management, vision, mental health, life and disability insurance, long term care insurance,  flexible spending accounts, COBRA administration, and Medicare supplements.

About Medix Resources, Inc.
Medix  Resources,  Inc.  through its wholly owned  subsidiary  Cymedix Lynx
Corporation  is the  developer  and provider of the  Cymedix.com(R)suite of fully-secure,  patented  Internet  based  software  products,  that  allows effective  communication of high value added healthcare  information  among
physicians,   hospitals,  health  management  organizations  and  insurance companies.  Additional  information  about Medix Resources and its products
and    services    can   be   found   by    visiting    its   Web    sites,
www.medixresources.com and www.cymedix.com, or by calling (800) 326-8773.

                                     # # #

Information in this press release contains forward-looking  statements that involve risks and  uncertainties  that might adversely affect the Company's operating  results  in the  future to a  material  degree.  Such  risks and uncertainties  include,  without limitation,  the ability of the Company to raise  capital to finance the  development  of its software  products,  the effectiveness and the  marketability of those products,  the ability of the
Company to protect its proprietary  information,  and the  establishment of an efficient  corporate  operating  structure as the Company  grows.  These and other risks and  uncertainties are presented in detail in the Company's
Form 10-KSB for 2000 was filed with the Securities and Exchange  Commission on March  21,  2001.  This  information  is  available  from the SEC or the
Company.